EXHIBIT 23.1

                                                                Arthur Andersen







Consent of Independent Public Accountants




As independent public accountants, we hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the registration statement on Form S-3 (File Nos. 333-64871, 333-64871-01, 333-64871-02, 333-64871-03 and
333-64871-04) of our reports dated February 16, 2000 included in The Southern Company's Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this amended registration statement.


/s/Arthur Andersen LLP



Atlanta, Georgia
October 2, 2000